Exhibit 99.1

WAIVER AND RELEASE AGREEMENT

This Waiver and Release Agreement (“Agreement”) is made as of the date last written below, by and between Bank of Marin (“Employer”) and James S. Kimball (“Employee”). This Agreement is made with specific reference to the following facts:
RECITALS

A. Employer and Employee have mutually agreed that Employee’s employment will terminate in accordance with this Agreement.

B. A condition precedent to the payment of certain severance benefits provided in this Agreement is the Employee’s execution of this Agreement upon termination of Employee’s employment.

C. Employee is not entitled to receive severance pay or any additional termination benefits from Employer, other than as set forth in this Agreement.

Waiver and Release

NOW, THEREFORE, for and in consideration of the foregoing Recitals, and the mutual covenants, agreements and considerations set forth below, the sufficiency of which are hereby agreed, the parties, intending to be legally bound, agree as follows:
1.    Termination of Service. Effective as of June 19, 2019 (the “Termination Date”), Employee’s employment with Employer and his service in all positions or offices shall be terminated.
2.    Accrued Obligations; Reimbursements. Within five (5) business days after the Termination Date, Employer shall pay to Employee any earned but unpaid annual base salary and any accrued but unused vacation pay, and, in accordance with the applicable expense reimbursement policy, as soon as practicable following submission of all applicable documentation, any expense reimbursement payments owed to Employee for expenses incurred prior to the Termination Date.
3.    Payments and Benefits. In addition to the accrued and other amounts described in Section 2 of this Agreement, provided Employee executes this Agreement not later than twenty-one (21) days after the Termination Date, and does not revoke this Agreement within the seven (7) day revocation period following execution thereof, and he satisfies the condition in Section 7, below, Employer shall pay or provide to Employee the following (in each case, subject to withholding of applicable taxes):
a)    a lump sum cash payment equal to $279,740 (representing 6 months of base salary plus a pro rata bonus for the period from January 1, 2019, through the Termination Date plus $50,000) payable after the Termination Date and promptly after this Agreement has been executed and the seven-day revocation period has expired, but subject to any delay in payment required by Internal Revenue Code Section 409A; and
b)    a lump sum equal to Employee’s cost for 6 months of COBRA coverage, subject to any delay in payment required by Internal Revenue Code Section 409A.
4.    No Other Benefits. Except for (x) the amounts and benefits described in Sections 2 and 3 of this Agreement, (y) Employee’s rights with respect to any accrued and vested benefits under any qualified 401(k) savings plan and any right to continuation of group health coverage at Executive’s expense in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), and (z) Employee’s claims for indemnification and advancement of expenses as a director, officer or employee of Employer under the Articles of Incorporation or Bylaws of Employer, Employee shall not be entitled to any other payments or benefits from Employer in respect of his employment or termination thereof and/or any employment agreement or other benefit agreement previously under negotiation between Employee and Employer. For the avoidance of doubt, no payments under any draft employment agreement, change in control agreement, salary continuation, or split dollar agreement shall be owed to Employee and all of Employee’s unvested outstanding equity awards shall be forfeited as of the Termination Date.
5.    Release and Waiver. In consideration of this Agreement and the consideration extended to Employee hereunder, which is conditioned upon Employee’s execution of this Agreement, Employee does hereby for himself, his administrators, agents, successors-in-interest and assigns, fully and forever release and discharge Employer and its wholly owning parent, Bank of Marin Bancorp (“Bancorp”), their shareholders, directors, officers, employees, attorneys and agents, and each of them, of and from any and all promises, agreements, claims, demands, actions, causes of action, losses and expenses of every nature whatsoever known or unknown, suspected or unsuspected, filed or unfiled, against them by reason of any occurrences or any damages or injuries in any way sustained by Employee at any time prior to and including the date of this Agreement, including, but not limited to, any and all claims or causes of action arising from his employment by Employer or the termination of his employment with Employer.
Employee expressly acknowledges and agrees that this Agreement releases claims that include, but are not limited to: breach of contract (express or implied); intentional infliction of emotional harm; wrongful discharge; defamation or other tort claims; attorneys’ fees or court costs; claims arising out of: Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000(e) et seq. (Title VII); the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621 et seq. (“ADEA”); the Older Workers Benefit Protection Act (“OWBPA”); the California Fair Employment and Housing Act, Part 2.8 Division 3, Title 2 of the Government Code, Section 12900-12996 (FEHA); the Rehabilitation Act of 1973, as amended, Section 1981 of Title 42 of the United States Code; Labor Code Section 1102.1; or any other federal, state, or municipal statute, ordinance or common-law theory relating to wrongful employment termination, breach of contract, breach of fiduciary duty, discrimination in employment or unfair employment practices.
Employee hereby releases Employer from any unknown or unanticipated damages arising from the matters set forth in this Agreement. Employee acknowledges that he is familiar with, and hereby waives, all rights recognized by the provisions of Section 1542 of the California Civil Code, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
Being thus familiar and aware, Employee expressly waives the effects of Civil Code Section 1542, as well as any analogous state or federal statute or regulation. Thus, notwithstanding the provisions of Civil Code Section 1542, and for the purpose of effecting a full and complete release, Employee expressly acknowledges that this Agreement is intended to include in its effect, without limitation, any and all claims or causes of action which Employee may now have or did have, including claims or causes of action he does not know of or suspect to exist in his favor as of the Effective Date of this Agreement, and that this Agreement contemplates that all such claims and causes of action will be extinguished. The parties hereby acknowledge and agree that this release does not waive any future claims the Employee may have.
6.    Non-Disparagement. Employee shall not make any public comments disparaging or denigrating Employer or Bancorp, including each of their respective current, former and future officers, directors, employees, agents, representatives, attorneys, and shareholders, or encourage or assist any other person or entity making any such public comments. Employer shall use its reasonable best efforts to cause the members of Employer’s and Bancorp’s Board of Directors and its executive officers with the title of Executive Vice President and above not to make any public comments disparaging or denigrating

Employee or encourage or assist any other person or entity making any such public comments. Nothing set forth herein shall be interpreted to prohibit either party from responding publicly to incorrect public statements, making truthful statements when required by law, subpoena, court order, or the like and/or from responding to any inquiry about this Agreement or its underlying facts and circumstances by any regulatory or investigatory organization and/or from making any truthful statements in the course of any legal proceeding. The covenants in this Section 6 shall bind the parties for a period of two (2) years from the Termination Date, and shall survive the execution of this Agreement.
7.    Further Condition to Payment. As a further condition to receiving the benefits in Section 3, above, Employee covenants and agrees to execute the Application Amendment attached hereto as Exhibit A at the same time he executes this Agreement.
8.    Effectiveness. This Agreement shall become effective on the 8th calendar day after the date of execution by Employee (the “Effective Date”). In all events, however, this Agreement must have been executed by Employee and delivered to Employer no later than 5:00 p.m. on August 7, 2019. Thereafter, this Agreement shall be deemed withdrawn by Employer and shall no longer be capable of acceptance or execution by Employee.
9.    Employee’s Acknowledgment. Employee acknowledges that, but for this Agreement, he would not be entitled to the benefits set forth herein.
10.    Advice of Counsel. Employee is advised to review this Agreement and its terms with an attorney and any other advisors of his choice. Employee represents that he understands all terms and conditions of this Agreement completely and executes this Agreement voluntarily, without any inducements, promises, or representations made by Employer or any person purporting to represent or serve Employer, except as stated in this Agreement.
11.    Miscellaneous. The following miscellaneous provisions shall apply to this Agreement:
This Agreement and any other documents referred to herein shall in all respects be interpreted, enforced and governed by and under the laws of the State of California. The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.
This Agreement contains all of the understandings and agreements of whatsoever kind and nature existing between the parties with respect to the matters addressed herein. This Agreement may only be amended by a written agreement signed by the parties hereto.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.
Each party executing this Agreement has full authority, mental capacity and power to do so, and no further actions are otherwise necessary to bind himself to it.
If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which this Agreement is held invalid shall not be affected thereby. The parties hereto agree that each provision of this Agreement is a material provision and that failure of any party to perform any one provision hereof shall be the basis of the voiding of the entire Agreement at the option of the other party, or for pursuing an action at law for such breach. Any party may waive or excuse the failure of any other party to perform any provision of this Agreement; provided, however, that any such waiver shall not preclude the enforcement of this Agreement upon any subsequent breach. The parties further agree that in the event a court of competent jurisdiction finds any of the provisions of this Agreement to be unenforceable, it is the parties’ intent that such provisions be reduced in scope by the court, but only to the extent being necessary by the court to render the provision reasonable and enforceable.
Each of the parties agrees to execute any and all further agreements or documents necessary to effectuate the intent and purposes of this Agreement.
All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons or entities may require.
The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees and indemnities of the parties.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date designated below their signatures.

“EMPLOYEE” Name: /s/ James S. Kimball Dated: July 17, 2019	“EMPLOYER” BANK OF MARIN By: /s/ Russell A. Colombo Title: President and CEO Dated: July 25, 2019